Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Reports First Quarter Sales Orders of 2,425, an Increase of 33%, Revenue of $769 Million

and Earnings per Share of $0.30

SCOTTSDALE, Ariz., April 27, 2017 — Taylor Morrison Home Corporation (NYSE:TMHC) today reported first quarter total revenue of $769 million, net income of $36 million and earnings per share of $0.30.

First Quarter 2017 Highlights:

•	Net sales orders were 2,425, a 33% increase from the prior year quarter

•	Sales per outlet were 2.7, a 35% increase from the prior year quarter

•	Home closings were 1,630, a 17% increase from the prior year quarter

•	Total revenue was $769 million, a 19% increase from the prior year quarter

•	GAAP home closings gross margin, inclusive of capitalized interest, was 18.0%

•	Net income for the quarter was $36 million with earnings per share of $0.30, increases of 37% and 43% from the prior year quarter, respectively

“I’m extremely pleased with our impressive results for the first quarter of 2017,” said Sheryl Palmer, President and CEO of Taylor Morrison. “We met or exceeded all metrics that we guided for in the first quarter, and are particularly delighted with our net sales orders. We totaled 2,425 net sales orders representing a year-over-year increase of 33% and a two-year growth rate of 40%. We’ve also seen a significant increase in our sales per outlet with our first quarter coming in at 2.7, a 35% increase year-over-year. When thinking about what’s on the horizon, April is really shaping up to be another strong month for us with a sales pace expected to be near three sales per community per month compared to a pace of 2.3 for the same time frame last year.”

“As we focus on creating value for all of our stakeholders, we continue to rely on our strengths and experience,” added Palmer. “These strengths include our keen ability to understand our customers and the segments they represent, scalable processes and tools, and being nimble when necessary. I believe these key attributes to be a large part of our company DNA and they were instrumental in our successful first quarter, but more importantly, in positioning the Company for the long-term.”

The Company finished the quarter with higher than expected closings of 1,630, a 17% year-over-year increase and a two-year growth rate of more than 50%, generating a 40% year-over-year increase in earnings before tax.

“Home closings gross margin, inclusive of capitalized interest, was 18%, and in line with guidance,” said Dave Cone, Executive Vice President and Chief Financial Officer. “We believe our first quarter closings gross margin represents the lowest quarterly rate for 2017 as we expect our rate to be sequentially accretive as we move through the year.”

Backlog of homes under contract at the end of the quarter was 3,927 units, growth of 14% from the prior year quarter. Homes in backlog had a sales value of $1.9 billion, or growth of 17% from the prior year quarter.

The Company ended the quarter with more than $300 million in cash and a net homebuilding debt to capitalization ratio of 33.5%.

Homebuilding inventories were $3.1 billion at the end of the quarter, including 4,396 homes in inventory, compared to 4,388 homes in inventory at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 2,694 sold units, 392 model homes and 1,310 inventory units, of which 253 were finished. The Company owned or controlled approximately 37,000 lots at March 31, 2017, representing 4.9 years of supply and is focused on securing land for 2019 and beyond.

Quarterly Financial Comparison

($ thousands)
	Q1 2017	Q1 2016	Q1 2017 vs. Q1 2016
Total Revenue	$769,090	$645,329	19.2%
Home Closings Revenue	$751,485	$629,088	19.5%
Home Closings Gross Margin	$135,190	$114,556	18.0%
	18.0%	18.2%	20 bps decrease
Adjusted Home Closings Gross Margin	$155,487	$130,986	18.7%
	20.7%	20.8%	10 bps decrease
SG&A	$88,745	$77,265	14.9%
% of Home Closings Revenue	11.8%	12.3%	50 bps leverage

Second Quarter and Full Year 2017 Business Outlook

Second Quarter 2017:

•	Average active community count is expected to be generally flat sequentially from the first quarter 2017

•	Home closings are expected to be between 1,700 to 1,800

•	GAAP home closings gross margin, inclusive of capitalized interest, is expected to be in the low18% range

Full Year 2017:

•	Average active community count is expected to be generally flat relative to 2016

•	Monthly absorption pace is expected to be 2.3

•	Home closings are expected to be between 7,600 and 8,100

•	GAAP home closings gross margin, inclusive of capitalized interest, is expected to be accretive to 2016 and be in the low to mid 18% range

•	SG&A as a percentage of homebuilding revenue is expected to leverage year-over-year and be in the low to mid 10% range

•	Income from unconsolidated joint ventures is expected to be about $10 million

•	Land and development spend is expected to be approximately $1 billion

•	Effective tax rate expected to be between 34% and 35%

Operating Division Realignment Within Our Segments

As of March 31, 2017 we realigned our homebuilding operating divisions within our existing segments based on geographic location and management’s long-term strategic plans. As a result, historical periods in the segment information have been reclassified to align to these changes.

Earnings Webcast

A public webcast to discuss the first quarter 2017 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1(855)470-8731 and the confirmation number is 4563793. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national homebuilder and developer that has been recognized as the 2016 and 2017 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions; slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; shortages in, disruptions of and cost of labor; competition in our industry; any increase in unemployment or underemployment; increases in interest rates, taxes or government fees; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots; decreases in the market value of our land inventory; new or changes in government regulations and legal challenges; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our mortgage operations and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt; our ability to access the capital markets; and risks related to our structure and organization. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC). We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2017	2016
Home closings revenue, net	$751,485	$629,088
Land closings revenue	3,356	6,602
Mortgage operations revenue	14,249	9,639

Total revenues	769,090	645,329
Cost of home closings	616,295	514,532
Cost of land closings	2,400	5,632
Mortgage operations expenses	8,702	6,524

Total cost of revenues	627,397	526,688
Gross margin	141,693	118,641
Sales, commissions and other marketing costs	55,617	47,841
General and administrative expenses	33,128	29,424
Equity in income of unconsolidated entities	(1,085)	(782)
Interest income, net	(90)	(87)
Other (income)/expense, net	(351)	3,254

Income before income taxes	54,474	38,991
Income tax provision	18,873	12,887

Net income before allocation to non-controlling interests	35,601	26,104
Net loss/(income) attributable to non-controlling interests - joint ventures	9	(184)

Net income before non-controlling interests - Principal Equityholders	35,610	25,920

Net income attributable to non-controlling interests - Principal Equityholders	(24,134)	(19,107)

Net income available to Taylor Morrison Home Corporation	$11,476	$6,813

Earnings per common share
Basic	$0.30	$0.21
Diluted	$0.30	$0.21
Weighted average number of shares of common stock:
Basic	38,554	31,923
Diluted	120,478	121,267

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$300,839	$300,179
Restricted cash	1,320	1,633

Total cash, cash equivalents, and restricted cash	302,159	301,812
Owned inventory	3,059,016	3,010,967
Real estate not owned under option agreements	4,682	6,252

Total real estate inventory	3,063,698	3,017,219
Land deposits	36,283	37,233
Mortgage loans held for sale	109,079	233,184
Hedging assets	1,961	2,291
Prepaid expenses and other assets, net	81,165	73,425
Other receivables, net	100,774	115,246
Investments in unconsolidated entities	171,815	157,909
Deferred tax assets, net	206,634	206,634
Property and equipment, net	6,055	6,586
Intangible assets, net	2,924	3,189
Goodwill	66,198	66,198

Total assets	$4,148,745	$4,220,926

Liabilities
Accounts payable	$136,413	$136,636
Accrued expenses and other liabilities	167,435	209,202
Income taxes payable	27,205	10,528
Customer deposits	151,751	111,573
Senior notes, net	1,238,059	1,237,484
Loans payable and other borrowings	156,330	150,485
Revolving credit facility borrowings	—	—
Mortgage warehouse borrowings	69,146	198,564
Liabilities attributable to real estate not owned under option agreements	4,682	6,252

Total liabilities	$1,951,021	$2,060,724

Stockholders’ Equity
Total stockholders’ equity	2,197,724	2,160,202

Total liabilities and stockholders’ equity	$4,148,745	$4,220,926

Homes Closed:	Three Months Ended March 31,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	682	$263,101	496	$181,725
Central	424	203,465	446	215,965
West	524	284,919	449	231,398

Total	1,630	$751,485	1,391	$629,088

Net Sales Orders:	Three Months Ended March 31,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,050	$412,043	737	$286,878
Central	628	289,055	491	230,266
West	747	430,527	600	320,589

Total	2,425	$1,131,625	1,828	$837,733

Sales Order Backlog:	As of March 31,
	2017		2016
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,589	$676,054	1,204	$510,448
Central	1,162	589,305	1,214	613,611
West	1,176	660,024	1,014	524,428

Total	3,927	$1,925,383	3,432	$1,648,487

Average Active Selling Communities:	Three Months Ended March 31,
	2017	2016
East	125	125
Central	116	121
West	57	64

Total	298	310

Average Selling Price of Homes Closed:	Three Months Ended March 31,
(Dollars in thousands)	2017	2016
East	$386	$366
Central	480	484
West	544	515

Total	$461	$452

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our home closings gross margin and our adjusted home closings gross margin, our net income and EBITDA and adjusted EBITDA, and a reconciliation of our net homebuilding debt to total capitalization ratio. Adjusted home closings gross margin is a non-GAAP financial measure calculated based on home closings gross margin, excluding impairments, if any, and capitalized interest amortization. Adjusted EBITDA is a non-GAAP financial measure that measures performance by adjusting net income to exclude interest amortized to cost of sales and interest income, net, income taxes, depreciation and amortization, non-cash compensation expense and loss on extinguishment of debt, if any. Net homebuilding debt to capitalization, which we calculate by dividing (i) total debt, less unamortized debt issuance costs and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity), is a non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis as well as the performance of our regions. We use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage. In the future we may include additional adjustments in the above described non-GAAP financial measures, to the extent we deem them appropriate and useful to management and investors.

We believe adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the often varying effects of interest costs capitalized. We believe adjusted EBITDA provides useful information to investors regarding our results of operations because it allows investors to evaluate our performance without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or non-recurring items. We use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry and believe it is also relevant and useful to investors for that reason.

These measures are considered non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance or liquidity. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income, gross margins and total debt to capitalization and any adjustments to such amounts before comparing our measures to those of such other companies.

Home Closings Gross Margin Reconciliation

	Three Months Ended March 31,
(Dollars in thousands)	2017	2016
Home closings revenue	$751,485	$629,088
Cost of home closings	616,295	514,532

Home closings gross margin	135,190	114,556
Capitalized interest amortization	20,297	16,430

Adjusted home closings gross margin	$155,487	$130,986

Home closings gross margin as a percentage of home closings revenue	18.0%	18.2%
Adjusted home closings gross margin as a percentage of home closings revenue	20.7%	20.8%

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
(Dollars in thousands)	2017	2016
Net income before allocation to non-controlling interests	$35,601	$26,104
Interest income, net	(90)	(87)
Amortization of capitalized interest	20,297	16,430
Income tax provision	18,873	12,887
Depreciation and amortization	1,071	1,078

EBITDA	$75,752	$56,412
Non-cash compensation expense	3,012	2,720

Adjusted EBITDA	$78,764	$59,132

Net Homebuilding Debt to Capitalization Ratio Reconciliation

(Dollars in thousands)	As of March 31, 2017
Total debt	$1,463,535
Unamortized debt issuance costs	11,941
Less mortgage warehouse borrowings	69,146

Total homebuilding debt	$1,406,330
Less cash and cash equivalents	300,839

Net homebuilding debt	$1,105,491
Total equity	2,197,724

Total capitalization	$3,303,215

Net homebuilding debt to capitalization ratio	33.5%